Exhibit 23.1

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

2500 Dallas Parkway, Suite 300

Plano, Texas 75093

972.748.0300 p

972.748.0700 f

Thomas A. Montgomery, CPA Matthew R. Coscia, CPA Paul E. Greilich, CPA Jeanette A. Musacchio James M. Lyngholm Christopher C. Johnson, CPA J. Brian Simpson, CPA	Rene E. Balli, CPA Erica D. Rogers, CPA Dustin W. Shaffer, CPA Gary W. Boyd, CPA Michal L. Gayler, CPA Gregory S. Norkiewicz, CPA Karen R. Soefje, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Calypso, Inc.

We consent to the incorporation by reference on this Form 10-K of Blue Calypso, Inc. of our audit report dated April 9, 2012, with respect to the consolidated balance sheets of Blue Calypso Holdings, Inc. and subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for the years ended December 31, 2011 and  December 31, 2010 and for the period from September 11, 2009 (inception) to December 31, 2011.

/s/ MONTGOMERY COSCIA GREILICH LLP

Plano, Texas

April 13, 2012